                                                                   EXHIBIT 10.18


                            QUICKLOGIC CORPORATION

                              EXPORT-IMPORT BANK


                          LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS


                                                                      Page
1.   DEFINITIONS AND CONSTRUCTION...................................   1
     1.1  Definitions...............................................   1

2.   LOAN AND TERMS OF PAYMENT......................................   3
     2.1  Revolving Advances........................................   3
     2.2  Overadvances..............................................   3
     2.3  Interest Rates, Payments, and Calculations................   3
     2.4  Crediting Payments........................................   4
     2.5  Fees......................................................   4
     2.6  Increased Costs...........................................   4
     2.7  Term......................................................   5
     2.8  Use of Proceeds...........................................   5

3.   CONDITIONS OF LOANS............................................   5
     3.1  Conditions Precedent to Initial Advance...................   5
     3.2  Conditions Precedent to all Advances......................   5

4.   CREATION OF SECURITY INTEREST..................................   6
     4.1  Grant of Security Interest................................   6
     4.2  Delivery of Additional Documentation Required.............   6
     4.3  Power of Attorney.........................................   6
     4.4  Right to Inspect..........................................   6

5.   REPRESENTATIONS AND WARRANTIES.................................   6
     5.1  Domestic Loan Documents...................................   7

6.   AFFIRMATIVE COVENANTS..........................................   7
     6.1  Domestic Loan Documents...................................   7
     6.2  Terms of Sale.............................................   7
     6.3  Borrower Agreement........................................   7
     6.4  Notice in Event of Filing of Action for Debtor's Relief...   7
     6.5  Payment in Dollars........................................   7
     6.6  Further Assurances........................................   7

7.   NEGATIVE COVENANTS.............................................   7
     7.1  Domestic Loan Documents...................................   7
     7.2  Loans to Shareholders or Affiliates.......................   8
     7.3  Borrower Agreement........................................   8
     7.4  Exim Guarantee............................................   8

8.   EVENTS OF DEFAULT..............................................   8
     8.1  Payment Default...........................................   8
     8.2  Covenant Default; Cross Default...........................   8
     8.3  Exim Guarantee............................................   8

9.   BANK'S RIGHTS AND REMEDIES.....................................   8
     9.1  Rights and Remedies.......................................   8
     9.2  Exim Direction............................................   9
     9.3  Exim Notification.........................................   9
     9.4  Remedies Cumulative.......................................   9

10.  WAIVERS; INDEMNIFICATION.......................................   10
     10.1   Demand; Protest.........................................   10

     10.2   Bank's Liability for Inventory...............   10
     10.3   Indemnification..............................   10

11.  NOTICES.............................................   10

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........   10

13.  GENERAL PROVISIONS..................................   10
     13.1   Successors and Assigns.......................   10
     13.2   Time of Essence..............................   11
     13.3   Severability of Provisions...................   11
     13.4   Amendments in Writing........................   11
     13.5   Counterparts.................................   11
     13.6   Survival.....................................   11

This EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (the "Exim Agreement") is entered into as of August 8, 1996, by and between SILICON VALLEY BANK ("Bank") and QuickLogic Corporation ("Borrower").


                                 RECITALS

     A. Borrower and Bank are parties to that certain Loan and Security Agreement of even date herewith (the "Domestic Agreement"), together with related documents.

     B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital sub-facility to be guaranteed by Export-Import Bank of the United States.


                                 AGREEMENT

     The parties agree as follows:

     1.    DEFINITIONS AND CONSTRUCTION
           ----------------------------

           1.1 Definitions. Except as otherwise defined, terms that are
               -----------
capitalized in this Exim Agreement shall have the meaning assigned in the Domestic Loan Documents. As used in this Exim Agreement, the following terms shall have the following definitions:

               "Borrower Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

               "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

               "Domestic Agreement" has the meaning set forth in recital paragraph A.

               "Domestic Loan Documents" means the Domestic Agreement and the instruments and documents executed in connection with that Agreement.

               "Exim Bank" means Export-Import Bank of the United States.

               "Exim Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; fees that Bank pays to Exim Bank in consideration of the issuance of the Exim Guarantee; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

               "Exim Committed Line" means One Million Dollars ($1,000,000).

               "Exim Eligible Foreign Accounts" means those Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business from Borrower's sale of Eligible Foreign Inventory (i) with respect to which the account debtor is not a resident of the United States; and (ii) that have been validly assigned and comply with all of Borrower's representations and warranties to Bank; standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:

               (a) Accounts with a term in excess of ninety (90) days, except for Accounts of up to 120 days as approved by Bank in writing;

               (b) Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such Accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

      (c) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of the original date of invoice;

      (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

      (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

      (f) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business;

      (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;

      (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor;

      (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

      (j) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed such percentage, except as approved in writing by Bank;

      (k) Accounts generated by the sale of products purchased for military purposes;

      (l) Accounts generated by sales of Inventory which constitutes defense articles or defense services;

      (m) Accounts payable in currency other than Dollars;

      (n) Accounts which are due and owing and the collection of which must be made outside the United States;

      (o) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

      (p) Accounts that are excluded from the Borrowing Base under the Borrower Agreement.

      "Exim Eligible Foreign Inventory" means Inventory purchased or manufactured by Borrower for resale located in the United States, other than Inventory that is excluded under the Borrower Agreement and this Exim Agreement. Eligible Foreign Inventory shall not include the following:

      (a) any Inventory which is not located in the United States;

      (b) any demonstration Inventory or Inventory sold on consignment;

      (c) any Inventory consisting of proprietary software;

      (d) any Inventory which is damaged, obsolete, returned, defective, recalled or unfit for further processing;

      (e) any Inventory which has been previously exported from the United
States;

      (f) any Inventory which constitutes defense articles or defense services;

      (g) any Inventory which is to be incorporated into items destined for shipment to a country in which Exim Bank is legally prohibited from doing business;

      (h) any Inventory which is to be incorporated into items destined for shipment to a country in which Exim Bank coverage is not available for commercial reasons, except to the extent such items are sold to such country on terms of a letter of credit confirmed by a bank acceptable to Exim Bank; and

      (i) any Inventory which is to be incorporated into items whose sale would result in an ineligible Account Receivable.

      "Exim Guarantee" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

      "Exim Loan Documents" means, collectively, this Exim Agreement, the Domestic Loan Documents, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

      "Exim Maturity Date" means the earliest of (i) the Maturity Date under the Domestic Loan Documents, (ii) August 7, 1997 or (iii) the Initial Public Offering.

   2. LOAN AND TERMS OF PAYMENT
      -------------------------

      2.1 Revolving Advances.  Subject to the terms and conditions of this Exim
          ------------------
Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed the lesser of the Exim Committed Line or the Borrowing Base. For purposes of this Exim Agreement "Borrowing Base" shall mean an amount equal to the sum of
(i) eighty percent (80%) of the Exim Eligible Foreign Accounts plus (ii) forty percent (40%) of the Exim Eligible Foreign Inventory.

   To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as Exhibit B.

   Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon written instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

      2.2  Overadvances.  If, at any time or for any reason, the amount of
           ------------
Obligations pursuant to this Exim Agreement owed by Borrower to Bank pursuant to
Section 2.1 of this Exim Agreement is greater than the lesser of (i) the Borrowing Base or (ii) the Exim Committed Line, at the option of Bank, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

      2.3  Interest Rates, Payments, and Calculations.
           ------------------------------------------

           (a) Interest Rate. Except as specified to the contrary in any Loan
               -------------
Document, any Advances under this Exim Agreement shall bear interest, on the average Daily Balance, at a rate equal to the Prime Rate.

           (b) Default Rate. All Obligations shall bear interest, from and after
               ------------
the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the rate that applied immediately prior to the occurrence of the Event of Default.

           (c) Payments.  Interest hereunder shall be due and payable on the
               --------
seventh calendar day of each calendar month during the term hereof. Bank shall, at its option, charge such interest, all Exim Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Exim Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

           (d) Computation. In the event the Prime Rate is changed from time to
               -----------
time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Exim Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

       2.4  Crediting Payments. The receipt by Bank of any wire transfer of
            ------------------
funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

       2.5  Fees.  Borrower shall pay to Bank the following fees:
            ----

            (a) Financial Examination and Appraisal Fees. Bank's reasonable
                ----------------------------------------
fees and reasonable out-of-pocket expenses for Bank's initial audit of Borrower's Accounts and Inventory, and for each subsequent appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

            (b) Exim Fee. A facility fee equal to Fifteen Thousand Dollars
                --------
($15,000), which fee shall be due and fully earned upon the Closing Date; and

            (c) Exim Bank Expenses. On the Closing Date, Exim Bank Expenses
                ------------------
incurred through the Closing Date and, after the Closing Date, all Exim Bank Expenses as they become due.

       2.6  Increased Costs.  In case any law, regulation, treaty or official
            ---------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

            (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (c) imposes upon Bank any other condition with respect to their performance under this Exim Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation all in reasonable detail by Bank of a statement in the amount and setting forth Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

        2.7 Term.  This Exim Agreement shall become effective once duly executed
            ----
and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Exim Maturity Date, on which date all Obligations shall become immediately due and payable. Notwithstanding the foregoing, Bank shall have the right to terminate this Exim Agreement immediately and without notice upon the occurrence of an Event of Default and Borrower shall have the right to terminate this Exim Agreement immediately upon payment in full of its Obligations then outstanding hereunder. Notwithstanding any termination of this Exim Agreement, all of Bank's security interest in all of the Collateral and all of the terms and provisions of this Exim Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.

        2.8 Use of Proceeds. Borrower will use the proceeds of Advances only for
            ---------------
the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

    3.  CONDITIONS OF LOANS
        -------------------

        3.1  Conditions Precedent to Initial Advance.  The obligation of Bank to
             ---------------------------------------
make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

             (a) this Exim Agreement, the Borrower Agreement and the Note, each duly executed by Borrower;

             (b) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Exim Agreement;

             (c) the Exim Guarantee;

             (d) payment of the fees and Exim Bank Expenses then due and specified in Section 2.5 hereof;

             (e) documents and agreements as specified in Section 3.1 of the Domestic Agreement; and

             (f) such other documents, and completion of such other matters, as Bank may deem reasonably necessary or appropriate.

        3.2  Conditions Precedent to all Advances. The obligation of Bank to
             ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

             (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

             (b) timely receipt by Bank of a copy of the executed firm written export purchase order relating to the requested Advance, the payment terms of which shall be acceptable to Bank;

             (c) timely receipt by Bank of an Export Order and Borrowing Base Certificate as defined in the Borrower Agreement;

             (d) the Exim Guarantee shall be in full force and effect; and

             (e) the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

        The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in subsection (e) of this Section 3.2.

        4.  CREATION OF SECURITY INTEREST
            -----------------------------

            4.1  Grant of Security Interest.  Borrower hereby grants to Bank a
                 --------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Exim Loan Documents.

            4.2  Delivery of Additional Documentation Required. Borrower shall
                 ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Exim Loan Documents.

            4.3  Power of Attorney.  Effective only upon the occurrence and
                 -----------------
during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney, with power to: (a) send requests for verification of Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign the name of Borrower on any of the documents described in Section 4.2 (regardless of whether an Event of Default has occurred); (d) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrower's attorney-in-fact, and each of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and Bank's obligation to provide Advances hereunder is terminated.

            4.4  Right to Inspect. Each of Bank and Exim Bank (through any of
                 ----------------
their respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. Bank shall conduct semi-annual accounts receivable audits and physical inspections of the Inventory, the results of which audits shall be satisfactory to Bank. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith.

        5.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

            Borrower represents, warrants and covenants as follows:

            5.1  Domestic Loan Documents.  The representations and warranties
                 -----------------------
contained in the Domestic Loan Documents, which are incorporated into this Exim Agreement, are true and correct.

        6.  AFFIRMATIVE COVENANTS
            ---------------------

            Borrower covenants and agrees that, until payment in full of the Obligations, Borrower shall do all of the following:

            6.1  Domestic Loan Documents. Borrower shall comply in all respects
                 -----------------------
with the provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

            6.2  Terms of Sale.  Borrower shall cause all sales of products upon
                 -------------
which Advances are based either to be (i) supported by one or more irrevocable letters of credit in an amount and of a tenor, naming a beneficiary and issued by a financial institution acceptable to Bank or (ii) on open account to creditworthy buyers that have been preapproved in writing by Bank and Exim Bank.

            6.3  Borrower Agreement. Borrower shall comply with all of the terms
                 ------------------
of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

            6.4  Notice in Event of Filing of Action for Debtor's Relief.
                 -------------------------------------------------------
Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

      6.5 Payment in Dollars.  Borrower shall require payment in United States
          ------------------
Dollars for the products, unless Exim Bank otherwise agrees in writing.

      6.6 Further Assurances.  At any time and from time to time Borrower shall
          ------------------
execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Exim Agreement.

   7. NEGATIVE COVENANTS
      ------------------

      Borrower covenants and agrees that so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do any of the following, or enter into any agreement to do any of the following:

      7.1 Domestic Loan Documents.  Violate or otherwise fail to comply with any
          -----------------------
provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

      7.2 Loans to Shareholders or Affiliates. Without Exim Bank's prior written
          -----------------------------------
consent, make any loans to any shareholder or entity affiliated with Borrower. As used in this Section 7.2, the term "loan" does not include salary, rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower's business.

      7.3 Borrower Agreement.  Violate or otherwise fail to comply with any
          ------------------
provision of the Borrower Agreement.

      7.4 Exim Guarantee.  Take any action, or permit any action to be taken,
          --------------
that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

  8.  EVENTS OF DEFAULT
      -----------------

      Any one or more of the following events shall constitute an Event of Default by Borrower under this Exim Agreement:

      8.1  Payment Default.  If Borrower fails to pay the principal of, or any
           ---------------
interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Exim Bank Expenses (or any interest but for the provisions of the United States Bankruptcy Code, would have occurred on any accounts), within thirty (30) days of receipt by Borrower of an invoice therefor;

      8.2  Covenant Default; Cross Default.  If Borrower fails or neglects to
           -------------------------------
perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Domestic Loan Documents, the Borrower Agreement or the Exim Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement; or

      8.3  Exim Guarantee.  If the Exim Guarantee ceases for any reason to be in
           --------------
full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

   9. BANK'S RIGHTS AND REMEDIES
      --------------------------

      9.1  Rights and Remedies. Upon the occurrence of an Event of Default, Bank
           -------------------
may, at is election, without notice and without demand, do any one or more of the following:

           (a) Declare all Obligations, whether evidenced by this Exim Agreement, by any of the other Exim Loan Documents, or otherwise, immediately due and payable;

           (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Exim Agreement or under any other agreement between Borrower and Bank;

           (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

           (d) Notify customers of Borrower or other third parties to pay any amounts owing to Borrower directly to Bank;

           (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

           (f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

           (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

           (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable;

           (i) Bank may credit bid and purchase at any public sale; and

           (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

       9.2 Exim Direction. Upon the occurrence of an Event of Default, Exim Bank
           --------------
shall have a right to: (i) direct Bank to exercise the remedies specified in section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

       9.3 Exim Notification.  Bank shall have the right to immediately notify
           -----------------
Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Loan Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;
(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

    In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

       9.4  Remedies Cumulative.  Bank's rights and remedies under this Exim
            -------------------
Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.


    10.  WAIVERS; INDEMNIFICATION
         ------------------------

         10.1   Demand; Protest. Borrower waives demand, protest, notice of
                ---------------
protest, notice of dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         10.2   Bank's Liability for Inventory. Bank shall not in any way or
                ------------------------------
manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         10.3   Indemnification. Borrower agrees to defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Exim Agreement, and (b) all losses or Exim Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Exim Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     11. NOTICES
         -------

         Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
         ------------------------------------------

         This Exim Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     13. GENERAL PROVISIONS
         ------------------

         13.1 Successors and Assigns. This Exim Agreement shall bind and inure
              ----------------------
to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Exim Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder.

         13.2 Time of Essence. Time is of the essence for the performance of all
              ---------------
obligations set forth in this Exim Agreement.

         13.3 Severability of Provisions.  Each provision of this Exim Agreement
              --------------------------
shall be severable from every other provision of this Exim Agreement for the purpose of determining the legal enforceability of any specific provision.

         13.4 Amendments in Writing.  This Exim Agreement cannot be changed or
              ---------------------
terminated orally. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Exim Agreement, if any, are merged into this Exim Agreement.

         13.5 Counterparts. This Exim Agreement may be executed in any number of
              ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Exim Agreement.

         13.6 Survival. All covenants, representations and warranties made in
              --------
this Exim Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.


        IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as of the date first above written .

                                    QUICKLOGIC CORPORATION


                                    By: /s/
                                        ------------------------------------
                                    Title:
                                           ---------------------------------


                                    SILICON VALLEY BANK


                                    By: /s/
                                        ------------------------------------
                                    Title:
                                           ---------------------------------

                                    EXHIBIT A


     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     14. All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     15. All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     16. All contract rights and general intangibles now owned or hereafter acquired;

     17. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     18. All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

     19. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the Collateral shall not include trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing.

                                   EXHIBIT B

                           Revolving Promissory Note
                             (Export-Import Line)

$1,000,000                                         Santa Clara, California
                                                            August 8, 1996

     FOR VALUE RECEIVED, the undersigned, QuickLogic Corporation (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of One Million Dollars ($1,000,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the seventh calendar day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on August 7, 1997, or on such earlier date, as provided for in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all reasonable costs and reasonable expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                    QUICKLOGIC CORPORATION


                                    By:

                                    Title:

                                   EXHIBIT C

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION          DATE:

FAX#:  (408) 432-3249                         TIME:


FROM:  QuickLogic, Inc.
       --------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY:
             --------------------------------------------------------------
                           AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ------------------------------------------------------

PHONE NUMBER:
             --------------------------------------------------------------

FROM ACCOUNT #                                     TO ACCOUNT #
               ---------------------------------               ------------

REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
--------------------------          ---------------------

PRINCIPAL INCREASE (ADVANCE)        $-----------------------------------------


PRINCIPAL PAYMENT (ONLY)            $-----------------------------------------


INTEREST PAYMENT (ONLY)             $-----------------------------------------


PRINCIPAL AND INTEREST (PAYMENT)    $-----------------------------------------

OTHER INSTRUCTIONS:
                   -----------------------------------------------------------

------------------------------------------------------------------------------
All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

-----------------------------              ------------------
  Authorized Requester                           Phone #

-----------------------------              ------------------
  Received By (Bank)                             Phone #


                       ---------------------------------
                          Authorized Signature (Bank)

                                   Exhibit D

                          BORROWING BASE CERTIFICATE
                              COLLATERAL SCHEDULE
                         (FOREIGN A/R LINE OF CREDIT)


Borrower: QuickLogic Corporation               Lender:  Silicon Valley Bank
          2933 Bunker Hill Lane 100A                    3003 Tasman Drive
          Santa Clara, CA  95054                        Santa Clara, CA  95054

Commitment Amount: $1,000,000

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES

   1.   Foreign Accounts Receivable Book Value as of_____       $_________
   2.   Additions (please explain on reverse)                   $_________
   3.   TOTAL FOREIGN ACCOUNTS RECEIVABLE                       $_________

ACCOUNTS RECEIVABLE DEDUCTIONS

  20.   Term in excess of 90 days   $________
  21.   Amounts over 90 days (unless insured, then 90 days)     $_________
  _6.   Balance of 50% over 90 day accounts                     $_________
  1.    Excess 25% concentration    $________
  2.    Credit Balances over 120 days
  _9.   Accounts not payable in the U.S. Dollars or
        payable in other than U.S. Dollars $_______
  3.    Government and Military Accounts   $_______
  _11.  Contra Accounts                    $_______
  _12.  Promotion, Demo or Consignment Accounts                 $_________
  _13.  Intercompany/Employee and Affiliate Accounts            $_________
  _14.  Accounts in the form of L/Cs, if subject items
        have not yet been shipped by Borrower                   $_________
  _15.  Accounts arising from Inventory not originally
        located in and shipped from the U.S.                    $_________
  _16.  Accounts arising from the sale of defense articles
        or items                                                $_________
  4.    Accounts of buyers located in or from countries
        in which shipment is prohibited or no coverage
        available                                               $_________
  5.    Amounts due and collectable outside U.S.                $_________
  6.    Other exclusions  $_________
  7.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                    $_________
  8.    Eligible Accounts (No. 3 - No. 20)
  9.    Loan Value of Accounts (80%-Advance)                    $_________

FOREIGN INVENTORY

  1.    Foreign Inventory Value as of _________                 $_________
  2.    Additions (please explain on reverse)                   $_________
  3.    TOTAL FOREIGN INVENTORY                                 $_________

FOREIGN INVENTORY DEDUCTIONS


   1.  Outside U.S.                                          $______
   2.  Consignment                                           $______
   3.  Proprietary Software                                  $______
   4.  Damaged/Defective                                     $______
   5.  Previously Exported                                   $______
   6.  Defense Articles/Services   $_______
   7.  Prohibited County                                     $______
   8.  No Coverage County                                    $______
   9.  Ineligible A/R                                        $______
   10. TOTAL DEDUCTIONS            $_______
   11. Eligible Inventory (No. 23 - No. 35)                  $______
   12. Loan Value of Inventory (40% - No. 35)                $______

BALANCES
   13. Maximum Loan Amount         $_______
   14. Total Available (Lesser of (No. 22 plus No. 37)       $______
   15. Present balance owing on Line of Credit               $______
   16. Outstanding under Sublimits                           $______
   17. RESERVE POSITION (No. 39 - (No. 40 + No. 41))         $______

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Borrower Agreement, executed by Borrower and acknowledged by Lender, and the Export-Import Bank Loan and Security Agreement, executed by Borrower and acknowledged by Lender dated August 9, 1996, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreement. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, equipping or renting commercial space outside the United States; (d) supporting research and development, (e) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States, or (f) serving as a retainage or warranty bond. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of any of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

QuickLogic Corporation


By:
   ---------------------------
Name:
     -------------------------
     Chief Financial Officer
Date:
     -------------------------